                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              -----------------------

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS          60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                          THE FIRST NATIONAL BANK OF CHICAGO
                         ONE FIRST NATIONAL PLAZA, SUITE 0286
                            CHICAGO, ILLINOIS   60670-0286
               ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------------

                          TRICON GLOBAL RESTAURANTS, INC.
                (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     NORTH CAROLINA                                       13-3951308
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


     1441 GARDINER LANE
     LOUISVILLE, KENTUCKY                                 40213
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                  DEBT SECURITIES
                          (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 29th day of January, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               By  /s/ John R. Prendiville
                       John R. Prendiville
                       Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT



                                             January 29, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between Tricon Global Restaurants, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By   /s/ John R. Prendiville
                                            John R. Prendiville
                                            Vice President



                                                          EXHIBIT 7

Legal Title of Bank:           The First National Bank of Chicago    Call Date: 09/30/97  ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Ste 0303                                         Page RC-1
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                           DOLLAR AMOUNTS IN                  C400
                                                                               THOUSANDS          RCFD     BIL MIL THOU
                                                                           -----------------      ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1). . . . .                            0081        4,499,157      1.a.
     b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . .                            0071        6,967,103      1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A). . .                            1754                0      2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D) .                            1773        5,251,713      2.b.
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                       1350        5,561,976      3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       RCFD 2122 24,171,565                            4.a.
     b. LESS: Allowance for loan and lease losses. . . . . . . . . . .       RCFD 3123    419,216                            4.b.
     c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . .       RCFD 3128          0                            4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . .                            2125       23,752,349      4.d.
5.   Trading assets (from Schedule RD-D) . . . . . . . . . . . . . . .                            3545        6,238,805      5.
6.   Premises and fixed assets (including capitalized leases). . . . .                            2145          717,303      6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . . . . .                            2150            7,187      7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M). . . . . . . . . . . . . . . . . .                            2130           77,115      8.
9.   Customers' liability to this bank on acceptances outstanding. . .                            2155          614,921      9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . .                            2143          277,105     10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . .                            2160        2,147,141     11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . .                            2170       56,108,875     12.



---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago Call Date: 09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303                                     Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

SCHEDULE RC-CONTINUED
                                                                                 DOLLAR AMOUNTS IN
                                                                                      THOUSANDS                 BIL MIL THOU
                                                                                 ------------------             ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . . . . .                       RCON 2200  21,496,468  13.a
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . . . . . . RCON 6631  8,918,843                         13.a.1
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . RCON 6636 12,577,625                         13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . . . . .                      RCFN 2200   14,164,129  13.b.
        (1) Noninterest bearing. . . . . . . . . . . . . . . . . . . . . . . . RCFN 6631    352,399                         13.b.1
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . RCFN 6636 13,811,730                         13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                                 RCFD 2800    3,894,469  14
15.  a. Demand notes issued to the U.S. Treasury                                                    RCON 2840       68,268  15.a
     b. Trading Liabilities(from Schedule RC-D). . . . . . . . . . . . . . . .                      RCFD 3548    5,247,232  15.b
16.  Other borrowed money:
     a. With a remaining  maturity of one year or less . . . . . . . . . . . .                      RCFD 2332    2,608,057  16.a
     b. With a remaining  maturity of more than one year through three years .                           A547      379,893  16.b
 .    c.  With a remaining maturity of more than three years  . . . . . . . . .                           A548      323,042  16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding . . . . . . . . .                      RCFD 2920      614,921  18
19.  Subordinated notes and debentures (2) . . . . . . . . . . . . . . . . . .                      RCFD 3200    1,700,000  19
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . .                      RCFD 2930    1,222,121  20
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . .                      RCFD 2948   51,718,600  21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . .                      RCFD 3838            0  23
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      RCFD 3230      200,858  24
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . .                      RCFD 3839    2,989,408  25
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . . . . .                      RCFD 3632    1,175,518  26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      RCFD 8434       26,750  26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . .                      RCFD 3284       (2,259  27
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . .                      RCFD 3210    4,390,275  28
29.  Total liabilities and equity capital (sum of items 21 and 28) . . . . . .                      RCFD 3300   56,108,875  29

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external
                                                                                                                     Number
                                                                                                                  -----------
     auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . .. . . . ....RCFD 6724 . ...     N/A.      M.1
                                                                                                                  -----------

1 =  Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company             external auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.